UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2003

EYI INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-29803	88-0407078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89109
(Address of principal executive office)	Zip Code

Registrant's telephone number, including area code: (403) 247-4630

Safe ID Corporation Suite B3, 1700 Varsity Estates Drive NW Calgary, Alberta, Canada T3B-2W9
(Former name and address)

ITEM 1.        CHANGES IN CONTROL OF REGISTRANT

On December 31, 2003, the Company completed a share exchange (the "Exchange") with certain shareholders (the "EYI Shareholders") of Essentially Yours Industries, Inc. ("EYI"), a Nevada corporation, pursuant to the terms of the Share Exchange Agreement, dated November 4, 2003, (the "Exchange Agreement"). A copy of the Exchange Agreement is attached as an exhibit hereto.

In the Exchange, the Company issued 117,991,875 shares of its common stock, representing approximately 79.9% of the Company's then-outstanding common stock, to the EYI Shareholders in exchange for the shares of EYI common stock held by them. As a result, EYI became a majority-owned subsidiary of the Company, and the Company underwent a change of control.

The EYI shareholders control approximately 79.9% of the Company's outstanding common stock.

In connection with the Exchange, the Company's officers and directors resigned, and nominees of the EYI Shareholders were elected as successors.. The Company's new directors are Jay Sargeant and Dori O'Neill, and they will serve as the directors until their successors are elected and qualified. Mr. Sargeant is also the Company's new President, and Mr. O'Neill is the Company's Secretary and Treasurer. Raj Raniga is the Company's Chief Financial Officer. The Company's officers will serve until their successors are appointed and qualified.

As a condition to the Exchange, the Company offered to Michel Grise, an EYI Shareholder, 357,143 shares of common stock and 357,143 warrants to purchase additional shares of common stock at a price of $0.20 per share in satisfaction of a loan from Mr. Grise to EYI in the aggregate principal amount of $50,000, plus interest. Mr. Grise accepted the Company's offer, and the shares and warrants were issued to Mr. Grise on December 31, 2003. The warrants were issued pursuant to a warrant agreement between the Company and its transfer agent, a copy of which is attached as an exhibit to the Company's Report on Form 8-K filed November 20, 2003.

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

The Company acquired 15,372,733 shares of EYI common stock from the EYI Shareholders in the Exchange, and the Company now owns approximately 97.9% of EYI's issued and outstanding capital stock. EYI is a majority-owned subsidiary of the Company, and the shares of EYI common stock represent the Company's most significant asset.

The Company has forgiven several loans which were made to EYI in anticipation of the Exchange. The loans were evidenced by two promissory notes, one of which was dated September 30, 2003, in the aggregate principal amount of $326,500 and the second of which was dated December 16, 2003, in the aggregate principal amount of $145,000. Copies of the promissory notes were filed as exhibits to the Company's Report on Form 8-K filed November 20, 2003 and the Company's Report on Form 8-K filed December 22, 2003, respectively.

ITEM 5.        OTHER EVENTS

As part of the Exchange, the Company filed a Schedule 14C pursuant to Section 14(c) of the Securities Exchange Act of 1934 in connection with (i) a proposal to amend its Articles of Incorporation to increase the authorized capital stock of the Company from 50 million shares of common stock to 300 million shares of common stock and 10 million shares of "blank check" preferred stock and (ii) a proposal to amend its Articles of Incorporation to change its name to "EYI Industries, Inc. Both proposals were approved by written consent of a majority of all of the Company's shareholders entitled to vote on the matters on the record date. The mailing date of the definitive Information Statement on Schedule 14C to the Company's shareholders was December 9, 2003, and the effective date of each of the proposals was more than twenty days after the mailing date of the definitive Information Statement. The proposal to increase the authorized stock became effective when it was filed with the Nevada Secretary of State on December 29, 2003, and the proposal to change the Company's name became effective when it was filed with the Nevada Secretary of State on December 31, 2003. Copies of each amendment to the Articles of Incorporation are attached as exhibits hereto.

In connection with the Exchange, the Company entered into a registration rights agreement, dated December 31, 2003 (the "Registration Rights Agreement"), with the EYI Shareholders. Under the terms of the Registration Rights Agreement, the EYI Shareholders have the right to include up to 10% of the common stock of the Company held by them in any registration statement filed by the Company within the next year. A copy of: the Registration Rights Agreement is attached as an exhibit hereto.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

        (a)         Financial statements of business acquired:

Essentially Yours Industries, Inc., formerly Burrard Capital, Inc. (a Nevada corporation) as of June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 2003 and for the period from inception (June 21, 2002) to June 30, 2002.

        (b)         Pro forma financial information showing the combination of Safe ID Corporation with Essentially Yours Industries, Inc. for the nine months ended September 30, 2003.

        (c)         The following exhibits are filed as part of this Current Report on Form 8K:

        2.1        Share Exchange Agreement, dated November 4, 2002, by and among Safe ID Corporation, a Nevada corporation, Essentially Yours Industries, Inc., a Nevada corporation, the undersigned directors of Safe ID, and Jay Sargeant.

        4.1         Registration Rights Agreement, dated December 31, 2003, by and among Safe ID Corporation, A Nevada corporation, and certain shareholders of EYI Industries, Inc., A Nevada corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYI INDUSTRIES, INC.

By: /S/ JAY SARGEANT
Jay Sargeant, President and Director

Date: January 7, 2004

Exhibits (a) and (b)

Board of Directors and Stockholders
Essentially Yours Industries, Inc.
Vancouver, British Columbia Canada

INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying consolidated balance sheets of Essentially Yours Industries, Inc., formerly Burrard Capital, Inc. (a Nevada corporation) as of June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 2003 and for the period from inception (June 21, 2002) to June 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Essentially Yours Industries, Inc. as of June 30, 2003 and the results of its operations, stockholders equity and its cash flows for the year ended June 30, 2003 and for the period from inception (June 21, 2002) to June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit and a negative working capital position which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

October 15, 2003

ESSENTIALLY YOURS INDUSTRIES, INC.
(Formerly Burrard Capital, Inc.)
CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2003	2002
ASSETS

CURRENT ASSETS
Cash	$16,184	$12,434
Restricted cash	223,682	-
Accounts receivable	26,596	12,321
Related party receivables	6,162	72,727
Prepaid expenses	36,484	45,964
Inventory	302,605	-
Total Current Assets	611,713	143,446

PROPERTY, PLANT AND EQUIPMENT	160,611	129,059

OTHER ASSETS
Deposit	10,406	-

INTANGIBLE ASSETS	19,801	1

TOTAL ASSETS	$802,531	$272,506

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

CURRENT LIABILITIES
Bank indebtedness	$274,880	$-
Accounts payable and accrued liabilities	554,830	211,966
Accounts payable - related parties	545,075	-
Customer deposits	46,292	-
Total Current Liabilities	1,421,077	211,966

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value; 10,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value; 70,000,000 shares
authorized, 15,703,552 and 15,000,000 shares issued
and outstanding, respectively	15,703	15,000
Additional paid-in capital	1,046,926	53,507
Accumulated deficit	(1,681,175)	(7,967)
Total Stockholders' Equity (Deficit)	(618,546)	60,540

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$802,531	$272,506

The accompanying notes are an integral part of the financial statements.

ESSENTIALLY YOURS INDUSTRIES, INC.
(Formerly Burrard Capital, Inc.)
CONSOLIDATED STATEMENTS OF OPERATIONS
			From
			June 21, 2002
	Year Ended		(Inception) to
	June 30, 2003		June 30, 2002

REVENUE	$14,390,049		$-

COST OF GOODS SOLD	10,511,706		-

GROSS PROFIT	3,878,343		-

OPERATING EXPENSES
Consulting fees	765,580		-
Legal and professional	354,356		-
Customer service	1,270,297		-
Financing and administration	835,008		-
Sales and marketing	506,276		-
Telecommunications	550,480		-
Wages and benefits	959,526		-
Other operating expenses	282,252		7,967
Total Operating Expenses	5,523,775		7,967

OPERATING LOSS	(1,645,432)		(7,967)

OTHER INCOME (EXPENSES)
Interest income	1,713		-
Interest expense	(12,792)		-
Foreign currency discount	(16,697)		-
Total Other Income (Expenses)	(27,776)		-

NET LOSS BEFORE TAXES	(1,673,208)		(7,967)

PROVISION FOR TAXES	-		-

NET LOSS	$(1,673,208)		$(7,967)

BASIC AND DILUTED
NET LOSS PER COMMON SHARE	$(0.11)	$	nil

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES OUTSTANDING	15,527,664		15,000,000

The accompanying notes are an integral part of the financial statements.

ESSENTIALLY YOURS INDUSTRIES, INC.
(Formerly Burrard Capital, Inc.)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

							Total
	Preferred Stock		Common Stock		Additional		Stockholders'
	Number		Number		Paid-in	Accumulated	Equity
	of Shares	Amount	of Shares	Amount	Capital	Deficit	(Deficit)

Stock issued for cash on June 21, 2002
at $.01 per share	-	$-	3,000,000	$3,000	$27,000	$-	$30,000
Contribution of assets, liabilities, and
subsidiaries acquired at June 30, 2002	-	-	12,000,000	12,000	26,507	-	38,507

Net loss for period ended June 30, 2002	-	-	-	-	-	(7,967)	(7,967)
Balance, June 30, 2002	-	-	15,000,000	15,000	53,507	(7,967)	60,540
Shares issued for cash in private
placement for$1.50 per share, net of
private placement fees of $61,206	-	-	703,552	703	993,419	-	994,122
Net loss for year ended June 30, 2003	-	-	-	-	-	(1,673,208)	(1,673,208)
Balance, June 30, 2003	-	$-	15,703,552	$15,703	$1,046,926	$(1,681,175)	$(618,546)

The accompanying notes are an integral part of the financial statements.

ESSENTIALLY YOURS INDUSTRIES, INC.
(Formerly Burrard Capital, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
		From
		June 21, 2002
	Year Ended	(Inception) to
	June 30, 2003	June 30, 2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,673,208)	$(7,967)
Adjustments to reconcile net loss
to net cash used by operating activities:
Depreciation and amortization	52,688	-
Decrease (increase) in:
Related party receivables	66,565	-
Accounts receivable	(14,275)	-
Prepaid expenses	9,480	(21,500)
Inventory	(302,605)	-
Increase (decrease) in:
Accounts payable	342,864	11,467
Accounts payable - related parties	545,075	-
Customer deposits	46,292	-
Net cash used by operating activities	(927,124)	(18,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	(223,682)	-
Purchase of property, plant and equipment	(82,440)	-
Purchase of trademarks and formulas	(21,600)	-
Increase in security deposit	(10,406)	-
Cash acquired in acquisition	-	434
Net cash provided (used) by investing activities	(338,128)	434

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in bank indebtedness	274,880	-
Issuance of stock, net of private placement costs	994,122	30,000
Net cash provided by financing activities	1,269,002	30,000

Net increase in cash and cash equivalents	3,750	12,434

Cash and cash equivalents, beginning of period	12,434	-

Cash and cash equivalents, end of period	$16,184	$12,434

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest expense paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Contribution of assets, liabilities and subsidiaries for stock	$-	$38,507

The accompanying notes are an integral part of the financial statements.

ESSENTIALLY YOURS INDUSTRIES, INC.

(Formerly Burrard Capital, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2003

NOTE 1 - DESCRIPTION OF BUSINESS

Essentially Yours Industries, Inc., formerly Burrard Capital, Inc. (hereinafter "the Company"), was incorporated on June 21, 2002 in the State of Nevada. The main business activities of the Company were acquired through a merger with the former entity, Essentially Yours Industries, Inc., and other entities described in Note 3 concerning the Company's reorganization. The principal business of the Company is the marketing of health and wellness care products. The Company sells its products through network marketing distributors, which in turn, sell the products to the end customers. The Company's year-end is June 30.

The Company has four wholly owned subsidiaries. The first subsidiary is Halo Distributions LLC (hereinafter Halo), which was organized on January 15, 1999, in the State of Kentucky. Halo is the distribution center for the Company's product in addition to other products. The second subsidiary is RGM International Inc., which was incorporated on July 3, 1997, in the State of Nevada. RGM International Inc. is a dormant investment company, which owns 1 percent of Halo. The third subsidiary is Essentially Yours Industries (Canada) Inc. (hereinafter EYI Canada), which was organized on September 13, 2002, in the province of British Columbia Canada. EYI Canada markets health and wellness care products for in Canada. The fourth subsidiary is 642703 B.C. Ltd. Doing business as Essentially Yours Industries Management (hereinafter EYI Mgmt), which was organized on February 22, 2002, in the province of British Columbia Canada. EYI Mgmt provides accounting and marketing services to the consolidated entity.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Essentially Yours Industries, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements

In May 2003, the Financial Account Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Accounting Standards no. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has not yet determined the impact of the adoption of the statement.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative instruments and Hedging Activities: (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 is not expected to have an impact on the financial position or results of operations of the Company.

In December 2002, the Financial Accounting Standards Board issued Statement No. 148 (hereinafter "SFAS No. 148") on "Accounting for Stock-Based Compensation--Transition and Disclosure." This statement provides alternative methods of transition for companies that choose to switch to the fair value method of accounting for stock options. SFAS No. 148 also makes changes in the disclosure requirements for stock-based compensation, regardless of which method of accounting is chosen. Under the new standard, companies must report certain types of information more prominently and in a more understandable format in the footnotes to the financial statements, and this information must be included in interim as well as annual financial statements. At the present time, the Company does not have any stock based compensation and therefore there are no disclosure requirements of SFAS No. 148 in these financial statements.

In October 2002, the Financial Accounting Standards Board issued Statement No. 147 (hereinafter "SFAS No. 147") on "Acquisitions of Certain Financial Institutions." This statement provides guidance on the accounting for the acquisition of a financial institution. The Company's adoption of this standard does not have an effect on its financial statements.

Accounting Pronouncements (continued)

In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146," Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No. 146"). SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. There is no impact on the Company's financial position or results of operations from adopting SFAS No. 146.

Accounts Receivable and Bad Debts

The Company estimates bad debts utilizing the allowance method, based upon past experience and current market conditions. At June 30, 2003, the Company determined that no allowance was required, as most sales are done via credit card or electronic transfer and therefore are considered immediately collectible.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Restricted Cash

Restricted cash includes deposits held in a reserve account in the amount of $223,682 at June 30, 2003. Such deposits are required by the bank as protection against unfunded charge backs and returns of credit card transactions.

Compensated Absences

Employees of the Company are entitled to paid vacation, and sick days, depending on job classification, length of service, and other factors. The Company accrues vacation pay throughout the year. The amounts accrued are included in accounts payable and accrued liabilities at June 30, 2003.

Cost of Sales

Cost of sales consist of the purchase price of products sold, commissions, inbound shipping charges, net of freight recovered from customers, and packaging supplies.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At June 30, 2003, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2003.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

Foreign Currency Translation Gains/Losses

The Company has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the year, except gains or losses relating to long-term debt which are deferred and amortized over the remaining term of the debt. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. As of June 30, 2003, an aggregate loss of $16,697 has been recognized in the income statement.

Foreign Currency Valuation and Risk Exposure

While the Company's functional currency is the U.S. dollar and the majority of its operations are in the United States, the Company maintains its main office in Vancouver, British Columbia. The assets and liabilities relating to the Canadian operations are exposed to exchange rate fluctuations. Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at the year-end exchange rates, and revenue and expenses are translated at the average exchange rate during the period. The net effect of exchange difference arising from currency translation is disclosed as a separate component of stockholders' equity. Realized gains and losses from foreign currency transactions are reflected in the results of operations.

Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This statement requires the recognition of deferred tax liabilities and assets for the future consequences of events that have been recognized in the Company's consolidated financial statement or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities results in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such an asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized. See Note 9.

Inventories

The Company states inventories at the lower of cost or market on a first-in, first-out basis. As part of an agreement with EYI Corp., the Company agreed to sell EYI Corp.'s existing inventory as of June 30, 2002. See Note 3.

Long-lived Assets

In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations, and requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. Accordingly, the Company reviews the carrying amount of long-lived assets for impairment where events or changes in circumstances indicate that the carrying amount may not be recoverable. The determination of any impairment would include a comparison of estimated future cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets. For the year ended June 30, 2003, no impairments have been identified.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. See Note 5.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant transactions and balances among the companies included in the consolidated financial statements have been eliminated.

Revenue Recognition

The Company recognizes revenue from product sales upon shipment to independent distributors, the Company's customers. Revenue from administration fees is recognized upon collection from independent distributors.

Advertising Expenses

Advertising expenses consist primarily of costs incurred in the design, development, and printing of Company literature and marketing materials. The Company expenses all advertising expenditures as incurred. The Company's advertising expenses were $75,135 and $-0-, for the years ended June 30, 2003 and 2002, respectively.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Segment Information

The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. The adoption of SFAS No. 131 did not affect the Company's results of operations or financial position. See Note 13.

Going Concern

The accompanying financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going concern. The use of such principles may not be appropriate because, as of June 30, 2003, there was substantial doubt that the Company will be able to continue as a going concern.

As of June 30, 2003, the Company had an accumulated deficit of $1,681,175 and negative working capital of $809,364. The viability of the Company is dependent upon future profitable operations, and its ability to obtain sufficient financing to implement its business plan. The Company anticipates it will need approximately $900,000 in order to maintain operations at the current level for the next twelve months. The sources of the required funds will be from operations and a proposed merger. See Note 15.

Management is confident that the Company will be able to secure the necessary financing to enable it to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 3 - REORGANIZATION

On May 27, 2002, Mr. Jay Sargeant, a shareholder of Essentially Yours Industries, Corp. ("EYI Corp.") agreed to acquire all of the shares of the Company, along with the transfer agreement, license agreement, and agency appointment agreement as described below, in settlement of amounts owed to him. As part of this transaction, EYI Corp. agreed to provide to the Company the services outlined in a management agreement. These agreements became effective on June 30, 2002. Essentially Yours Industries, Inc. ("EYII") owns ninety-nine percent of Halo Distributions LLC ("HALO"). The other one percent of HALO is owned by RGM International, Inc. ("RGM") another subsidiary of EYI Corp., which was transferred to Mr. Sargeant as additional consideration.

On June 30, 2002, The shareholder of EYI Inc. exchanged all of the outstanding shares for 12,000,000 common shares of Burrard Capital Inc ("Burrard"). Concurrent with this transaction, EYII was merged into Burrard with Burrard emerging as the surviving entity. The combined entity was renamed Essentially Yours Industries, Inc. For accounting purposes, the acquisition has been treated as a recapitalization of EYII with EYII as the acquirer. Prior to this merger, EYII and RGM were considered to be dormant companies, with the activities of HALO being consolidated directly with EYII Corp. although the legal ownership was vested in EYII and RGM. Therefore, the losses from HALO operations and the other economic impacts prior to June 30, 2002 are considered to be the separate activity of EYI Corp.

On June 30, 2002, EYII took over the sales and marketing activities of its former holding company and entered into various agreements with that Company as follows:

Transfer Agreement

As part of the aforementioned transaction and for consideration of $1, EYI Corp. transferred and assigned to EYII all of its rights, title and interest in and to the contracts with its independent business associates and any other contracts that may be identified by the parties as being inherent or necessary to the sales and marketing activities to EYII.

License Agreement

EYI Corp. licensed to EYII all of the rights, title, and interest that it may have in various intellectual properties for $1 per year for a term of 50 years. The Company will have the option at any time to require EYI Corp. to transfer all of its rights, title, interest in and to the intellectual properties to the Company at the sum of $1 or such greater sum as may be determined to be the fair market value of such intellectual property as determined by agreement between the parties, by arbitration or by the appropriate taxation authorities after all assessments and appeals have been concluded.

Agency Appointment Agreement

EYI Corp. appointed EYII as the sole and exclusive agent to sell its remaining inventory on hand as of June 30, 2002 at the prices previously established, and to continue to sell at such price unless and until any change is agreed upon with EYI Corp. In consideration for its efforts, the Company will be entitled to a sales commission of fifteen percent on all sales of such inventory.

Management Agreement

EYI Corp. agreed to perform various services such as administration, computer support, and sales and customer support, on behalf of the Company for a term of one year commencing July 1, 2002. The services and duties to be provided and performed by EYI Corp. for the Company shall be determined and agreed upon by the parties, from time to time, as required, provided however, it is understood and agreed that such services will primarily consist of assisting the Company in the sales and marketing business. At the date of these financial statements, the agreement had expired, and the Company was operating on a month-to-month basis for management services with EYI Corp.

The remuneration to be paid by the Company to EYI Corp. for the aforementioned services is to be negotiated by the parties from time to time, provided however, the parties agree that the remuneration to be paid shall be consistent with industry standards for the type and nature of the services or duties being provided. At the present time, the Company has agreed to pay EYI Corp. expenses plus a fee of 5% on these expenses.

NOTE 4 - ACCOUNTS RECEIVABLE AND CREDIT RISK

Accounts receivable at June 30, 2003 consist primarily of amounts due from third parties for distribution services provided by Halo.

NOTE 5 - PROPERTY AND EQUIPMENT

Capital assets are recorded at cost. Depreciation is calculated using the straight-line method over five to seven years. The Company's property and equipment as of June 30, 2002, consisted of the property of HALO transferred through the shareholder and merger agreements. The accumulated depreciation on the equipment transferred represents depreciation expenses allocated to EYI Corp. under the previous operating structure.

The following is a summary of property, equipment and accumulated depreciation at June 30, 2003 and 2002:

June 30, 2003	June 30, 2002
	Cost	Accumulated Depreciation	Cost	Accumulated Depreciation
Warehouse equipment	$223,927	$159,359	$223,927	$125,293
Furniture and fixtures	18,527	14,074	17,937	9,943
Computer equipment	95,527	22,756	13,972	9,588
Office equipment	3,510	2,616	3,215	1,768
Leasehold improvement	32,523	14,598	32,523	15,923
	$374,014	$213,403	$291,574	$162,515

Depreciation expense for the periods ended June 30, 2003 and 2002 was $50,888 and $0, respectively.

NOTE 6 - INTANGIBLE ASSETS

Intangible assets consist of rights, title, and interest in and to the contracts with the Company's independent business associates as well as the rights and licenses to trademarks and formula for the Company's primary products. These rights and licenses were obtained from its former holding Company pursuant to a transfer agreement, as well as from the Company's primary shareholder. See Notes 3 and 8.

Trademarks and Formulas

Costs relating to the purchase of trademarks and formulas were capitalized and amortized using the straight-line method over ten years, representing the estimated life of the assets.

The following is a summary of the intangible assets at June 30, 2003:

	Cost	Accumulated Amortization	Net Amount
Balance, June 30, 2002	$1	$-	$1
Activity during the year	21,600	(1,800)	19,800
Balance, June 30, 2003	$21,601	$(1,800)	$19,801

NOTE 7 - BANK INDEBTEDNESS

Bank indebtedness consists of checks written in excess of funds on deposit. The underlying bank is used as an imprest account with automatic transfers from the Company's general account as checks are presented.

NOTE 8 - CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001. As of June 30, 2003, the Company has not issued any preferred stock.

Common Stock

The Company is authorized to issue 70,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in June 2002, the Company issued 3,000,000 shares of common stock at $0.01 per share for a total of $30,000 cash.

Pursuant to the merger agreement as discussed in Note 3, an additional 12,000,000 shares of common stock were issued to the shareholder of Essentially Yours Industries, Inc. ("EYI Inc."). The transaction was valued at $38,507, or approximately $0.003 per share, representing EYI Inc.'s basis in the assets, liabilities and subsidiaries that it contributed to Burrard Capital, Inc. At the completion of the merger, the Company changed its name from Burrard Capital, Inc. to Essentially Yours Industries, Inc.

During the year ended June 30, 2003, the Company sold, under a private placement offering, 703,552 shares of common stock at $1.50 per share for a total of $994,122 in cash, net of private placement costs of $61,206.

NOTE 9 - INCOME TAXES

At June 30, 2003, the Company had net deferred tax assets of approximately $527,000, principally arising from net operating loss carryforwards for income tax purposes at an average rate of 34%. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established.

At June 30, 2003, the Company's net operating loss carryforwards amount to approximately $1,550,000, which expire in the years 2022 through 2023.

The Company's subsidiaries in Canada are required to file income tax returns in British Columbia, Canada. The losses from operations are allocated to both United States and Canadian operations.

NOTE 10 - COMMITMENTS

Purchase Agreement

On June 30, 2002, the Company entered into a distribution and license agreement with a company in which one of the Company's directors has an ownership interest. The agreement gives the Company the exclusive right to market, sell and distribute certain products for a five-year renewable term. Management estimates that 90% of the Company's sale volume results from products supplied under this licensing agreement.

Pursuant to the agreement, the Company is required to purchase the following amounts of product during the term of the agreement:

June 1, 2003 - May 31, 2004	$7,000,000
June 1, 2004 - May 31, 2005	20,000,000
June 1, 2005 - May 31, 2006	50,000,000
June 1, 2006 - May 31, 2007	50,000,000

In the event that the Company is unavailable to meet the minimum purchase requirements of the licensing agreement or the terms requiring it to pay 15% of the difference between the minimum purchase amount referred to above and actual purchases for that year in which there is a shortfall, then the licensor has various remedies available to it including, renegotiating the agreement, removing exclusivity rights, or terminating the agreement. As of the date of these financial statements, the licensor has not made any additional demands of the Company.

Lease Payments

The Company has operating lease commitments for its premises, office equipment and an automobile. The minimum annual lease commitments are as follows:

Year Ending June 30,	Minimum
2004	$304,000
2005	252,000
2006	5,000
2007	5,000
2008	5,000

NOTE 11 - CONTINGENCIES

Agency Appointment Agreement

As described in Note 3, the Company effectively acquired from EYI Corp. the various rights needed to continue the sales and marketing activity of EYI Corp. Both the transfer agreement and intellectual property license agreement were not negotiated between parties on an arms length bases. The agreements contain clauses that call for fair market value price adjustments payable to EYII Corp. should either of the parties by agreement, arbitration, tax assessment or through a third party action determine the consideration be less than fair market value. The value of the property transferred was based upon an outside professional valuation report and resulted in a reduction of accumulated dividends owed to Mr. Sargeant by EYI Corp. of $360,000, which became his basis in his stock in EYI Inc. The assets transferred by EYI Corp. to EYI Inc. were transferred based upon their original cost less accumulated depreciation and amortization in accordance with generally accepted accounting principles.

Other matters

The Company's predecessor organization, Essentially Yours Industries, Corp. (EYIC), a British Columbia corporation, has outstanding claims from the Internal Revenue Service for penalties and interest of approximately $2,000,000. Furthermore, one or more states may have claims for unpaid taxes. Management believes that these claims are limited to EYIC and any claims against the Company are probably remote but currently unable to be estimated.

NOTE 12 - CONCENTRATIONS

Bank Accounts

The Company maintains its cash accounts in a single commercial bank. During the year, the Company may maintain balances in excess of the federally insured amounts in the accounts that are maintained in the United States. The Company also maintains funds in commercial banks in Vancouver, British Columbia, in which funds in U.S. dollars are not insured. At June 30, 2003, a total of $5,000 was not insured.

Foreign Operations

The accompanying balance sheet includes approximately $629,000 relating to the Company's operations in Canada. Although the country is considered politically and economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

Economic Dependence

During the year, the Company purchased approximately 90% of its products for resale from one company, Nutri-Diem Inc., which is the sole supplier of the Company's flagship product Calorad. Pursuant to a purchase agreement, the Company is subject to minimum purchases per annum. See Note 10.

NOTE 13 - SEGMENT REPORTING

The Company is organized into two reportable segments - EYII and Halo. The two segments have different strategic goals and are managed separately. EYII, the first reportable segment, is a selling and marketing company. The second reportable segment, Halo, derives its revenues as a distribution center.

The following tables present information about the two segments for 2003 and 2002:

For the Year Ended June 30, 2003
	EYII	Halo	Eliminations	Consolidated
External revenue	$14,306,684	$83,365	$-	$14,390,049
Operating loss	$(1,526,387)	$(119,045)	$-	$(1,645,432)
Loss before income taxes	$(1,554,163)	$(119,045)	$-	$(1,673,208)
Depreciation	$9,093	$41,795	$-	$50,888
Interest expense	$11,272	$1,520	$-	$12,792
Identifiable assets	$584,655	$198,075	$-	$782,730
General corporate assets				19,801
Total assets				$802,531

For the Year Ended June 30, 2002
External revenue	$-	$-	$-	$-
Operating loss	$(7,967)	$-	$-	$(7,967)
Loss before income taxes	$(7,967)	$-	$-	$(7,967)
Depreciation	$-	$-	$-	$-
Interest expense	$-	$-	$-	$-
Identifiable assets	$33,500	$239,005	$-	$272,505
General corporate assets				$1
Total assets				$272,506

The accounting policies for the two reportable segments are the same as those described in the summary of significant accounting policies. The Company allocates resources to and evaluates performance of its operating segments based on operating income.

NOTE 14 - RELATED PARTY TRANSACTIONS

Information related to related party transactions regarding the reorganization can be found in Note 3. Related party information on intangibles is located in Note 6. Related party commitments are located in Note 10.

Accounts payable to related parties represents amounts due to the president and chief executive officer for services preformed during the last year. These payables are non-interest bearing and non-collateralized.

During the year, the Company purchased approximately 90% of its products for resale from one company, Nutri-Diem Inc., which is owned in part by a director of the Company. See Note 10 and 12.

NOTE 15 - SUBSEQUENT EVENTS

Subsequent to the date of these financial statements, the Company has signed a letter of intent regarding a share exchange with a non-operating public company. The final share exchange agreement was signed in November, 2003, and is expected to be closed on December 31, 2003. The Company expects to complete this share exchange as a reverse acquisition where the legal entity will be Safe ID Corporation, a Nevada corporation, and the operating and accounting entity will continue as Essentially Yours Industries, Inc.

SAFE ID CORPORATION

NOTES TO PROFORMA FINANCIAL STATEMENTS

On November 4, 2003, Safe ID Corporation ("Safe ID") signed a shares exchange agreement with Essentially Yours Industries, Inc. ("EYII") to acquire all of the issued and outstanding shares of EYII, held by those shareholders of EYII who execute an Investment Letter. This agreement is anticipated to be effective on December 31, 2003.

On December 31, 2003, Essentially Yours Industries, Inc. ("EYII") will exchange approximately 98% of the outstanding shares of EYII for approximately 118,220,000 common shares of Safe ID. Concurrent with this transaction, EYII will be merged into Safe ID, emerging as the surviving entity. The combined entity will be renamed Essentially Yours Industries, Inc. For accounting purposes, the acquisition will be treated as a recapitalization of EYII with EYII as the acquirer.

The proforma financial statements contain adjustments to characterize the transactions of EYII as those of Safe ID for the period presented. The proforma statement of operations and the proforma balance sheet is presented for the nine months ended September 30, 2003. The adjustments are as follows: (a) to eliminate a loan to EYII from Safe ID; (b) to establish the minority interest ownership of EYII as of September 30, 2003 and the recapitalization of the continuing company; (c) to adjust the income statement to reflect the activity of the continuing operating entity.

SAFE ID CORPORATION

PROFORMA FINANCIAL STATEMENTS

The following proforma financial statements reflect the combination of Safe ID Corporation with Essentially Yours Industries, Inc. (EYII) for the nine months ended September 30, 2003. The proformas reflect the result of the satisfaction of the security agreement between Safe ID Corporation and Essentially Yours Industries, Inc.

The proforma financial statements have been prepared utilizing the historical financial statements of Safe ID Corporation and Essentially Yours Industries, Inc. These proforma financial statements should be read in conjunction with the historical financial statements and notes thereto of Safe ID Corporation and Essentially Yours Industries, Inc.

The proforma financial statement of operations assumes that the combination occurred at the beginning of the period presented in the statements. All inter-company accounts and transactions have been eliminated. EYII 's operating activity has been restated for the nine-month period to be reflective of the activities of Safe ID. Safe ID's year end is December 31, whereas EYII had a year end of June 30.

The proforma financial statements do not purport to be indicative of the financial positions and results of operations, which actually would have been obtained if the combination had occurred on the dates indicated, or the results, which may be obtained in the future.

SAFE ID CORPORATION
(A Development Stage Company)
Balance Sheets
September 30, 2003
(U.S. Dollars)

PROFORMA
					Proforma
	Safe ID	Essentially	Adjustments		Combined
	Corp.	Yours			Total
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Assets

Current
Cash	$47,570	$194,057	$-		$241,627
Restricted cash	-	223,682	-		223,682
Accounts receivable	-	69,804	-		69,804
Prepaid expenses	-	23,994	-		23,994
Inventory	-	271,877	-		271,877
Notes receivable	354,369	-	(326,500)	a	27,869
Due from stockholders	465	6,249	-		6,714
Total Current	402,404	789,663	(326,500)		865,567

Property, Plant and Equipment	-	165,302	-		165,302

Other Assets
Deposits	-	1,220	-		1,220

Intangible Assets	-	1	-		1

Total Assets	$402,404	$956,186	$(326,500)		$1,032,090

Liabilities

Current
Bank indebtedness	$-	$443,612	$-		$443,612
Accounts payable and accrued liabilities	4,911	1,036,182	(326,500)	a	714,593
Due to stockholders	-	638,496	-		638,496
Customer deposits	-	6,250	-		6,250
Total Current	4,911	2,124,540	(326,500)		1,802,951

Commitments and Contingencies	-	-	-		-

Total Liabilities	4,911	2,124,540	(326,500)		1,802,951

Minority Interest	-	-	390,488	b	390,488

Stockholders' Equity (Deficiency)
Preferred stock	-	-	-		-
Common stock	26,204	15,703	105,270	b	147,177
Common stock subscriptions	385,349		(385,349)	b	-
Warrants	-	-	27,525	b	27,525
Additional paid-in captial	365,796	1,046,925	(517,790)	b	894,931
Deficit accumulated during the development stage	(383,846)	(2,230,982)	383,846	b	(2,230,982)
Accumulated other comprehensive income (loss)	3,990	-	(3,990)	b	-
Total Stockholders' Equity (Deficiency)	397,493	(1,168,354)	(390,488)		(1,161,349)

Total Liabilities and Stockholders' Equity	$402,404	$956,186	$(326,500)		$1,032,090
SAFE ID CORPORATION
(A Development Stage Company)
Statements of Operations
Nine Months Ended September 30, 2003
(U.S. Dollars)
PROFORMA

						Proforma
		Safe ID	Essentially			Combined
		Corp.	Yours	Adjustments		Total
		(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Sales		$-	$9,232,246	$-		$9,232,246
Cost of Sales		-	6,394,678	-		6,394,678

Gross Profit		-	2,837,568	-		2,837,568

Operating Expenses
Professional fees		6,993	234,254	(6,993)	c	234,254
Consulting		26,715	595,232	(26,715)	c	595,232
Customer service		-	864,845	-		864,845
Selling and marketing		7,738	443,372	(7,738)	c	443,372
Finance and administrative		-	634,559	-		634,559
Telemarketing		-	421,586	-		421,586
Wages and benefits		-	717,523	-		717,523
Other operating expenses		14,001	228,110	(14,001)	c	228,110
Total Operating Expenses		55,447	4,139,481	(55,447)		4,139,481

Operating Loss		(55,447)	(1,301,913)	55,447		(1,301,913)

Other Income (Expenses)
Interest income		-	260	-		260
Interest expense		-	(24,788)	-		(24,788)
Foreign currency discount		-	(6,106)	-		(6,106)
Total Other Income (Expenses)		-	(30,634)	-		(30,634)
Net Loss Before Taxes		(55,447)	(1,332,547)	55,447		(1,332,547)

Provision for Taxes		-	-	-		-
Net Loss		$(55,447)	$(1,332,547)	$55,447		$(1,332,547)

Net Loss Per Share	$	nil	$(0.01)			$(0.01)

Weighted Average Number of Shares Outstanding		25,402,535	120,530,258			145,932,793